UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2005

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Matters.

On November 7, 2005, BearingPoint, Inc. (the “Company”) issued a press release to announce that it will reject as invalid and wholly without merit any acceleration notice that it may receive as early as November 8, 2005 with respect to its 2.50% Series A Convertible Subordinated Debentures or its 2.75% Series B Convertible Subordinated Debentures. A copy of the press release is furnished as Exhibit 99.7 to this report.

The Company has prepared a summary analysis of its view of the matters discussed in the above-mentioned press release that the Company’s corporate communications group will use as a guide for discussing these issues with its employees, investors, and others. A copy of the summary is furnished as Exhibit 99.8 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1.	Indenture, dated as of December 22, 2004, between the Company and The Bank of New York, as Trustee, for the 2.50% Series A Convertible Subordinated Debentures Due December 15, 2024 and the 2.75% Series B Convertible Subordinated Debentures Due December 15, 2024.

99.2.	Indenture, dated as of April 27, 2005, between the Company and The Bank of New York, as Trustee, for the 5.00% Convertible Senior Subordinated Debentures Due 2025.

99.3.	Securities Purchase Agreement, dated July 15, 2005, for the Company’s 0.50% Convertible Senior Subordinated Debentures Due July 2010 and Common Stock Purchase Warrants.

99.4.	Form of the Company’s 0.50% Convertible Senior Subordinated Debenture Due July 2010.

99.5.	Credit Agreement, dated as of July 19, 2005, among the Company and BearingPoint, LLC, the guarantors party thereto, the lenders thereto, General Electric Capital Corporation, as Syndication Agent and Collateral Agent, Wells Fargo Foothill, LLC, as Documentation Agent, UBS Securities, LLC, as Lead Arranger, UBS AG, Stamford Branch, as Issuing Bank and Administrative Agent, and UBS Loan Finance LLC, as Swingline Lender.

99.6.	Security Agreement, dated as of July 19, 2005, among the Company and BearingPoint, LLC, the guarantors party thereto and UBS AG, Stamford Branch, as Administrative Agent.

99.7.	Press Release of BearingPoint, Inc., dated November 7, 2005.

99.8.	Select Points Concerning Company’s View of Its SEC Reporting Obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2005	BearingPoint, Inc.

	By:	/s/ Judy Ethell
	Name:	Judy Ethell
	Title:	Executive Vice President and Chief Accounting Officer